Calculation of Filing Fee Tables
S-8
Freshpet, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	1,450,000	$ 152.05	$ 220,472,500.00	0.0001531	$ 33,754.34
2	Equity	Common Stock, $0.001 par value per share	Other	39,531	$ 152.05	$ 6,010,688.55	0.0001531	$ 920.24
3	Equity	Common Stock, $0.001 par value per share	Other	40,120	$ 67.02	$ 2,688,842.40	0.0001531	$ 411.66
Total Offering Amounts:						$ 229,172,030.95		$ 35,086.24
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 35,086.24
Offering Note
[1]	Applies to Offering Lines 1, 2 and 3: Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any shares of the common stock, par value $0.001 per share (the "Common Stock") of Freshpet, Inc. (the "Company") that may be issuable under the Freshpet, Inc. 2024 Equity Incentive Plan or the inducement awards registered hereby, by reason of any stock split, recapitalization, stock dividend or other similar transaction or capital adjustment effected without receipt of consideration or other similar transaction effected without receipt of consideration that increases the number of the Company's outstanding shares of Common Stock. Applies to Offering Lines 1 and 2: The Proposed Maximum Offering Price Per Unit for Offering Line 1 and 2 is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act. The proposed maximum offering price per share is estimated to be $152.05, based on the average of the high sales price ($154.80) and the low sales price ($149.30) for the Registrant's Common Stock as reported by The Nasdaq Global Select Market on November 5, 2024, a date that is within five business days prior to the filing of this Registration Statement.

[2]	Offering Line 2 consists of shares of Common Stock issuable under new hire inducement restricted stock unit awards in the amount of (i) 22,381 and (ii) 17,150 as granted to certain employees of the registrant as an inducement material to entry into employment with the registrant in accordance with Nasdaq Rule 5635(c)(4).

[3]	Offering Line 3 consists of shares of Common Stock issuable under a new hire inducement stock option award granted to an employee of the registrant as an inducement material to entry into employment with the registrant in accordance with Nasdaq Rule 5635(c)(4). The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act, and is based on $67.02, the exercise price of the options outstanding under the applicable inducement stock option award.